UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

MEDBOX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Securities Purchase Agreement

On August 20, 2015, Medbox, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, convertible debentures (the “Debentures”) in the aggregate principal amount of $1,500,000, in three tranches.

The initial closing in the aggregate principal amount of $400,000 occurred on August 24, 2015. The second closing in the amount of $400,000 will occur within two days after the filing of a registration statement on Form S-1 (the “Registration Statement”) pursuant to the Registration Right Agreement described below, and the third closing in the amount of $700,000 will occur within two days of the effective date of the Registration Statement. The Debentures bear interest at the rate of 5% per year and mature 12 months after issuance.

Each of the Debentures are convertible at any time, in whole or in part, at the option of the holders into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 49% discount to the lowest daily volume weighted average price of the Company’s common stock during the 30 trading days prior to the conversion date. The Company may prepay the Debentures in cash, prompting a 30% premium.

The parties also entered into a warrant instrument granting the Investor the right to purchase shares of common stock of the Company equal to the principal amount of the applicable Debenture divided by a price (the “Reference Price”) equal to 120% of the last reported closing price of the Company’s common stock on the applicable closing date of the Debenture, at an exercise price equal to the Reference Price, with a three year term.

In connection with the Purchase Agreement, the Company and Investor entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement for the resale of shares of common stock issuable upon conversion of, or payable as interest on, the Debentures, and the common stock issuable upon exercise of the warrants, within 45 days of the closing date of the Purchase Agreement, and to have such registration statements become effective within 120 days of the closing date of the Purchase Agreement.

The Investor shall have a right of first refusal to participate in future equity financings of the Company on the same terms as any new investors for a period of twelve months from the closing of the last Debenture issued under the Purchase Agreement.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor” as such term is defined under Regulation D and the financing did not involve any form of general solicitation or general advertising.

Entry into Security Agreement

In connection with entry into the Purchase Agreement and the Security Purchase Agreement, dated August 14, 2015, disclosed in the Company’s Current Report on Form 8-K filed with the Commission on August 19, 2015 (the “August 14 Purchase Agreement”), the investors party to such agreements and the Company entered into a Security Agreement, dated August 21, 2015 (the “Security Agreement”) securing the amounts underlying the debentures. The Security Agreement grants a security interest in all assets and personal property of the Company, subject to certain excluded real property assets. The security interests under the Security Agreement shall terminate following the effective time of the Registration Statement.

The foregoing descriptions of the Purchase Agreement, Registration Rights Agreement, Debentures, warrants, and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The Company issued a press release announcing the financings under the Purchase Agreement and the August 14 Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated August 20, 2015 between the Company and the Investor

10.2	Registration Rights Agreement, dated August 20, 2015 between the Company and the Investor

10.3	Form of Debenture under Securities Purchase Agreement

10.4	Form of Warrant under Securities Purchase Agreement

10.5	Form of Security Agreement, dated August 21, 2015 between the Company and certain investors

10.6	Press Release of Medbox, Inc., dated August 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: August 26, 2015	By:	/s/ Jeffrey Goh
		Name:	Jeffrey Goh
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated August 20, 2015 between the Company and the Investor

10.2	Registration Rights Agreement, dated August 20, 2015 between the Company and the Investor

10.3	Form of Debenture under Securities Purchase Agreement

10.4	Form of Warrant under Securities Purchase Agreement

10.5	Form of Security Agreement, dated August 21, 2015 between the Company and certain investors

10.6	Press Release of Medbox, Inc., dated August 25, 2015